UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2023

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034			41-0448030
(Commission File Number)			(IRS Employer Identification No.)

414 Nicollet Mall	Minneapolis	Minnesota	55401
(Address of Principal Executive Offices)			(Zip Code)

612	330-5500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

Effective October 1, 2023, Amanda Rome was promoted to Executive Vice President and Group President, Utilities and Chief Customer Officer at Xcel Energy Inc. (“Xcel Energy”) and ceased serving as Executive Vice President, Chief Legal and Compliance Officer. Ryan Long, Xcel Energy’s Vice President, Deputy General Counsel, is serving as interim general counsel. As a result of Ms. Rome’s promotion to Executive Vice President and Group President, Utilities and Chief Customer Officer, the Governance, Compensation and Nominating Committee of the Board of Directors of Xcel Energy increased Ms. Rome’s annual base salary to $675,000, effective October 1, 2023. In addition, on October 1, 2023, Ms. Rome was granted an incremental long-term incentive award for the 2023-2025 performance period with a target grant date fair value equal to $100,000. The performance metrics and terms of the award will be the same as the comparable awards granted to executive officers for this performance cycle. In connection with the foregoing, effective October 1, 2023, Brett Carter exited the role of Executive Vice President and Group President, Utilities and Chief Customer Officer to pursue other opportunities and is providing transition services at Xcel Energy through the end of year. A copy of the press release announcing these leadership changes is filed as Exhibit 99.01 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.01	Press Release dated October 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2023	Xcel Energy Inc. (a Minnesota corporation)

/s/ AMY SCHNEIDER
Amy Schneider
Vice President, Corporate Secretary and Securities